UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 14, 2004 (April 30, 2004)



                                 ROO GROUP, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                  0-25659                     11-3447894
        --------                  -------                     ----------
(State of Incorporation)  (Commission File Number)          (IRS Employer
                                                         Identification No.)

 62 White Street, Suite 3A, New York, New York                        10013
   (Address of principal executive offices)                         (zip code)

Registrant's telephone number, including area code:  (646) 320-4394

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

This Form 8-K contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All readers are encouraged to review this Form 8-K, including with specific reference the section entitled "Risk Factors." All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

THE STOCK PURCHASE OF 80% OF THE ISSUED AND OUTSTANDING ORDINARY SHARES OF REALITY GROUP PTY LTD.

On April 30, 2004, ROO Group, Inc. (the "Company") purchased 80% of the issued and outstanding ordinary shares (the "Shares") of Reality Group Pty Ltd., a corporation formed under the laws of Australia ("RGP"), from the shareholders of RGP (the "RGP Shareholders"). The consideration for the Shares was the issuance of an aggregate of eight million three hundred and sixty thousand (8,360,000) shares of common stock, par value $.0001 per share, of the Company (the "Exchange Shares") to the RGP Shareholders, pro rata based on the RGP Shareholders' ownership interest in RGP. As additional consideration for the Shares, the Company agreed to pay an aggregate of two hundred thousand Australian dollars (A$200,000) to the RGP Shareholders, to be divided proportionally to each RGP Shareholder based on the RGP Shareholder's current ownership percentage in RGP, on or before September 30, 2004.

As additional consideration for the Exchange Shares, the RGP Shareholders agreed to cause RGP to increase the number of directors on RGP's Board of Directors (the "Board") to allow the appointment of up to four (4) nominees to the Board designated by the Company. In the event that the Company only nominates two (2) individuals to the Board, then the requisite number of RGP's existing board shall execute proxies giving the Company's nominees 50% of the Board vote. During the Guarantee Period (as defined below), the Company agreed with the RGP Shareholders that the Company and the RGP Shareholders will have equal board representation until the expiration of the Guarantee Period. Furthermore, the Company agreed not to take certain action unless agreed to by the RGP Shareholders until the expiration of the Guarantee Period.

Pursuant to the Stock Purchase Agreement, dated as of March 11, 2004 (the "Stock Purchase Agreement"), between the Company and the RGP Shareholders, the Company also has the option (the "Option") to purchase the remaining 20% of the issued and outstanding ordinary shares of RPG (the "Option Shares") over the next two years. The terms of the Option shall be negotiated in good faith. Notwithstanding the foregoing, the Option shall be exercisable by the Company on each of July 30, 2004, January 30, 2005, July 30, 2005 and January 30, 2006, and shall expire on March 5, 2006.

During the Guarantee Period, the RGP Shareholders shall have the option (the "Buy-back Option") to buy back an aggregate of 29 Shares, or such number of Shares as shall decrease the ownership percentage of the Company in RGP to 51% (the "Buy-back Shares"), from the Company. The consideration for such Buy-back Shares shall be one hundred and fourteen thousand (114,000) Exchange Shares received for each Share (the "Buy-back Exchange Shares"). The earliest date for exercising this Buy-back Provision is September 1, 2004.

Pursuant to the Stock Purchase Agreement, the Company guaranteed (the "Guarantee") that the RGP Shareholders will be able to sell the Exchange Shares, pursuant to the volume restrictions set forth in Rule 144, for greater than or equal to US$0.30 per share for a period of twelve months after the RGP Shareholders have satisfied the Rule 144 holding period and the Exchange Shares are eligible for resale (the "Guarantee Period"). The foregoing Guarantee was predicated upon the assumption that the RGP Shareholders will be able to sell the greater of (a) 1/4 of their respective Exchange Shares per quarter of the Guarantee Period or (b) such maximum number of Exchange Shares permissible under the volume restrictions of Rule 144 per quarter of the Guarantee Period (the "Quarterly Allotment"). If the RGP Shareholders do not sell their Quarterly Allotment during any one quarter of the Guarantee Period, the Guarantee shall not be effective for that number of shares not sold during that quarter of the Guarantee Period.

In the event that the RGP Shareholders are unable to sell the Exchange Shares for greater than or equal to US$0.30 per share during the Guarantee Period, a share variance (the "Share Variance") shall be determined based on the difference between (a) the number of Exchange Shares to be sold multiplied by US$0.30 per share and (b) the number of Exchange Shares to be sold multiplied by the closing sale price of the Exchange Shares on the trading day immediately prior to the day that a RGP Shareholder notifies the Company of its enforcement of the Guarantee. In the event that a RGP Shareholder enforces the Guarantee, the Company, in its sole discretion, may pay the Share Variance to the RGP Shareholder in one of the following ways: (1) in cash; (2) the Company shall authorize the Escrow Agent (as defined in the Stock Purchase Agreement) to return to the RGP Shareholders on a pro rata basis that amount of Shares, based on a share valuation of US$20,900 per RGP ordinary share, that shall constitute the Share Variance; or (3) if mutually agreeable to the RGP Shareholders, in shares of common stock of the Company based on the average closing sale price of shares of common stock of the Company during the previous fifteen (15) trading days. To ensure the Guarantee, the Company agreed to not offer or negotiate, either in writing or orally, the sale of the Shares or any Option Shares acquired by it with any other party during the Guarantee Period.

If during the Guarantee Period: (a) the Company undergoes a voluntary or involuntary dissolution, liquidation or winding up; (b) the Company's shares of common stock cease trading for more than 15 business days; or (c) the Company's listing is removed or suspended from the Over-the-Counter Bulletin Board for a continuous period of greater than thirty (30) days (other than as a consequence of the quotation of the Company's securities on an internationally recognized stock exchange) (a "Reversion Event"), then the following shall occur: (1) the Shares shall revert back to the RGP Shareholders; (2) the Exchange Shares shall revert back to the Company; (3) the Option shall be revoked; and (4) the Company's nominees to the board of directors of RGP shall immediately resign.

Pursuant to the terms of the Stock Purchase Agreement, each RGP Shareholder agreed to not, unless permitted by the Board of Directors of the Company, sell more than twenty-five percent (25%) of its Exchange Shares during any three-month period for a period of 2 years after the effective date of the Stock Purchase Agreement. Furthermore, each RGP Shareholder granted to Company or its nominee(s) a right of first refusal with respect to the purchase of the RGP Shareholder's Exchange Shares for a period of 1 year after the first date on which the Exchange Shares are eligible for sale by the RGP Shareholders in accordance with Rule 144 or any other applicable legislation, regulation or listing rule. If the Company elects to purchase the Shares, such Shares shall be purchased at the highest closing sale price for the period commencing on the trading day immediately prior to the Company's receipt of notice of intent to sell from the RGP Shareholder until the trading day immediately prior to the date on which the Company gives notice to the selling RGP Shareholder of its election to purchase.

The Stock Purchase Agreement attached hereto as Exhibit 2.1 is incorporated herein by reference and the foregoing summaries of the terms and conditions of such agreement is qualified in its entirety by reference to such agreement.

BUSINESS OF RGP

RGP is a provider of integrated communication solutions, including direct marketing, internet advertising and sales promotion. RPG was formed as a result of the change in direction of marketing with the advent of the Internet and a need for more accountable, integrated advertising. RGP believes that it is a pioneer of integrated communication, with an emphasis on web-based solutions and customer relationship management systems built to manage the inquiries generated through their web based campaigns. Its clients include Saab Automobile Australia, BP Australia, Bob Jane T-Marts, Tontine, Dennis Family Corporation, Tabaret, Superannuantion Trust of Australia, Federal Hotels & Resorts, and CityLink. To help identify the most effective way to communicate with each client's audience, RGP created the Information Engine, a proprietary management tool that goes beyond normal media channel planning methods to provide specific costs per response for each media channel. Information Engine allows RGP to focus on the effective media channel and eliminate the rest by identifying the parts of a client's budget that are working. RGP recorded revenue exceeding US$4.7 million and EBIT of US$300K for the year ended June 30, 2003 and has displayed positive EBIT and revenue growth since its inception four years ago.

RGP is based in Melbourne, Australia and was formed in 1999. RGP currently employs 29 staff. Its current four directors have experience with large U.S. advertising multinationals, including DDB Australia, Young & Rubicam, J Walter Thompson, and Ogilvy and Mather. In its relatively short history, RGP has achieved many milestones, including being voted Australia's most innovative agency for 2001-2002 and fasted growing agency for 2002-2003. It also won the Australian Marketing Institute's campaign of the year, two Australian Direct Marketing ASSOCIATION awards for effectiveness, and Australian Tourism's marketing campaign of the year.

It is planned that the combined entity will leverage the Company's video solutions and RGP's advertising and marketing expertise to produce a range of exciting new online marketing solutions to be offered to their respective clients. In addition, the combination will allow the Company to consider opportunities for establishing a centralized online media booking division.

MANAGEMENT OF THE COMPANY SUBSEQUENT TO THE ACQUISITION OF A CONTROLLING INTEREST IN RGP

There will be no change in the management of the Company as a result of the acquisition of a controlling interest in RGP. Furthermore, RGP will continue to operate as an independent subsidiary of the Company and the management and board of RGP, which has displayed a successful track record, will be retained and continue to manage RGP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no material relationships between the shareholders of RGP and the Company or any of its affiliates, any director or officer of the Company, or any associate of any director or officer of the Company.

RISK FACTORS

THERE WAS NO FORMAL VALUATION DETERMINING THE FAIRNESS OF THE CONSIDERATION FOR THE ACQUISITION. The consideration for the acquisition was determined by arms' length negotiations between Company management and RGP management, but there was no formal valuation of RGP by an independent third party. We did not obtain a fairness opinion by an investment banking firm or other qualified appraiser. Since the acquisition of RGP did not require the approval of our stockholders, we are unable to determine whether our stockholders would have agreed with the determination by our board of directors that the terms of the acquisition were fair and in the best interests of our stockholders.

WE MAY NOT BE ABLE TO EFFECTIVELY INTEGRATE RGP, WHICH WOULD BE DETRIMENTAL TO OUR BUSINESS. Acquisitions may involve numerous risks, including difficulty in integrating operations, technologies, systems, and products and services of acquired companies, diversion of management's attention and disruption of operations, increased expenses and working capital requirements and the potential loss of key employees and customers of acquired companies. In addition, acquisitions may involve financial risks, such as the potential liabilities of the acquired businesses, the dilutive effect of the issuance of additional equity securities, the incurrence of additional debt, the financial impact of transaction expenses and the amortization of goodwill and other intangible assets involved in any transactions that are accounted for by using the purchase method of accounting, and possible adverse tax and accounting effects. Any of the foregoing could materially and adversely affect our business.

FAILURE TO PROPERLY MANAGE OUR POTENTIAL GROWTH WOULD BE DETRIMENTAL TO OUR BUSINESS. Any growth in our operations will place a significant strain on our resources and increase demands on our management and on our operational and administrative systems, controls and other resources. There can be no assurance that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base and maintain close coordination among our technical, accounting, finance, marketing, sales and editorial staffs. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. We may fail to adequately manage our anticipated future growth. We will also need to continue to attract, retain and integrate personnel in all aspects of our operations. Failure to manage our growth effectively could hurt our business.

BENEFICIAL OWNERSHIP OF THE COMPANY SUBSEQUENT TO THE ACQUISITION OF A CONTROLLING INTEREST IN RGP

As of May 10, 2004, the Company had 172,131,877 shares of common stock issued and outstanding. The following table sets forth, as of May 10, 2004, information regarding the beneficial ownership of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of its outstanding Common Stock, (ii) each of its officers and directors, and (iii) all of its officers and directors as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned. Furthermore, unless otherwise indicated, the address of the beneficial owner is c/o ROO Group, Inc., 62 White Street, Suite 3A, New York, NY 10013.

                                    Name and Address                   Amount and Nature
         Title of Class             of Beneficial Owner                of Beneficial Owner       Percent of Class

------------------------------------------------------------------------------------------------------------------

         Common Stock               Robert Petty                       78,000,000 (1)            43.79%

         Common Stock               Avenue Group, Inc.                 40,000,000                23.24%
                                    15303 Ventura Blvd.
                                    9th Floor
                                    Sherman Oaks, CA 91403

         Common Stock               Midnight Bay Holdings Pty., Ltd.   25,000,000                14.52%
                                    11 Torresdale Court
                                    Toorak Victoria 3142
                                    Australia

         Common Stock               Robin Smyth                        5,000,000 (2)             2.85%

         Common Stock               All Directors and                  83,000,000                45.82%
                                    Executive Officers
                                    as a Group

----------------

(1) Includes 6,000,000 shares that are issuable upon the exercise of outstanding incentive stock options issued by the Company on April 8, 2004. Such options vest on May 8, 2004, are exercisable at $.1265 per share and expire on May 8, 2006.

(2) Includes 400,000 shares held indirectly through the Smyth Family Trust. Also includes 3,000,000 shares that are issuable upon the exercise of outstanding incentive stock options issued by the Company on April 8, 2004. Such options vest on May 8, 2004, are exercisable at $.1265 per share and expire on May 8, 2006.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

(a)  Financial Statements of Business Acquired

INDEX TO FINANCIAL STATEMENTS OF REALITY GROUP PTY LTD.

     o    Independent Auditor's Report

     o    Balance Sheets as of March 31, 2004 and June 30, 2003

     o Statements of Operations and Comprehensive Income (Loss) for the Nine months ended March 31, 2004 and year ended June 30, 2003

     o Statements of Cash Flows for the Nine months ended March 31, 2004 and year ended June 30 2003

     o    Notes to Financial Statements

INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheets of Reality Group Pty Ltd. as of March 31, 2004 and June 30, 2003, and the related statements of operations, and comprehensive income (loss), stockholders' equity (deficit) and cash flows for each of the periods nine months ended March 31, 2004 and year ended June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the United States Public Company Accounting Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reality Group Pty Ltd. as of March 31, 2004 and June 30, 2003, and the results of its operations and its cash flows for each of the periods nine months ended March 31, 2004 and year ended June 30, 2003, in conformity with United States generally accepted accounting principles.


/s/ William Buck

William Buck
Melbourne, Victoria,
Australia

July 14, 2004

                             REALITY GROUP PTY LTD
                                 BALANCE SHEETS
                                 IN US DOLLARS

                                                        As of           As of
                                                      March 31,        June 30,
                                     ASSETS              2004            2003
                                                     -----------     -----------
Current Assets
   Cash and cash equivalents                              31,257          27,906
   Accounts receivable                                   853,382         840,988
   Related party loans                                        --          90,745
   Other receivables                                      77,651           9,046

                                                     -----------     -----------
   Total Current Assets                                  962,290         968,685
Non-Current Assets
   Equipment net of accumulated depreciation             335,212         338,093
   Deferred Income Taxes                                  13,554          11,015
                                                     -----------     -----------
   Total Assets                                        1,311,056       1,317,793
                                                     ===========     ===========

                 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current Liabilities
   Bank Overdraft                                         49,911          78,362
   Accounts payable                                      419,372         509,741
   Related party loans                                   248,768              --
   Accrued expenses                                      264,658         190,817
   Capital Leases                                         46,721          45,828
   Income Tax Payable                                     85,793          43,840
   Accrued Employee Benefits                              43,501          44,201
   Accrued Profit Sharing                                     --          50,010
                                                     -----------     -----------
   Total Current Liabilities                           1,158,724         962,799
Non-Current Liabilities
   Capital Leases                                        130,837         137,027
                                                     -----------     -----------
   Total Liabilities                                   1,289,561       1,099,826

Commitments and Contingencies                                 --              --

Stockholder's Equity (Deficit)
Reality has 1,000,000 authorized shares of
common stock with a par value of 0.56 (A$1)
Each share entitles the holder to one vote
   Common stock issued                                        56              56
   Retained (deficit) earnings                           (79,277)        173,446
   Accumulated other comprehensive income                100,716          44,465
                                                     -----------     -----------
   Total Stockholders' Equity                             21,495         217,967
                                                     -----------     -----------
   Total Liabilities and Stockholders' Equity        $ 1,311,056     $ 1,317,793
                                                     ===========     ===========


The accompanying notes are an integral part of these financial statements

                              REALITY GROUP PTY LTD

                STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                                  IN US DOLLARS


                                               Nine Months ended     Year ended
                                                 March 31, 2004    June 30, 2003
                                               ---------------------------------


Revenue                                             $3,053,698       $3,813,706
                                               ---------------------------------

Expenses:

Operating                                            1,665,528        2,305,633
Sales and Marketing                                    518,592          651,894
General and Administrative                             504,343          594,270
                                               ---------------------------------
Total Expenses                                       2,688,463        3,551,797
                                               ---------------------------------

Operating Income                                       365,235          261,909
Other Income (Expense)
Interest Income                                            413            1,208
Interest Expense                                       (11,282)         (23,775)
Gain on Sale of Assets                                      --            2,044
                                               ---------------------------------
Total Other (Expense)                                  (10,869)         (20,523)
                                               ---------------------------------


Income before Income Taxes                             354,366          241,386

Income Taxes                                           110,460           75,768

                                               ---------------------------------
Net Profit                                            $243,906         $165,618
                                               =================================

Net Profit per common share                             $2,439           $1,656
                                               =================================

Average common shares outstanding                          100              100
                                               =================================

Comprehensive Income:
Net Income                                            $243,906         $165,618
Foreign Currency Translation                            56,251           44,465
                                               ---------------------------------
Comprehensive Income:                                 $300,157         $210,083
                                               =================================

The accompanying notes are an integral part of these financial statements

                            THE REALITY GROUP PTY LTD
                  STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
                                 IN US DOLLARS

                                                                                                                          TOTAL
                                                      COMMON   STOCK   ADDITIONAL   (DEFICIT)          ACCUMULATED        COMMON
                                                   ---------- -------   PAID-IN    ACCUMULATED            OTHER        STOCKHOLDER'S
                                                                PAR      VALUE                        COMPREHENSIVE       EQUITY
                                                    SHARES     VALUE                                  INCOME (LOSS)     (DEFICIT)
                                                   ---------- ------- ---------- ----------------- ----------------- -------------

Balance July 31, 2002                                    100     $56      --         $111,181                 --       $111,237


Net Income (loss) for year ended June 30,2003             --      --      --          165,618                           165,618
Foreign Exchange Translation                                                                              44,465         44,465
Dividends paid June 30, 2003                                                         (103,353)                         (103,353)
                                                   ---------- ------- ---------- ----------------- ----------------- -------------
Balance June 30, 2003                                    100      56      --          173,446             44,465        217,967



Net Income (loss) for nine months to March 31,2004        --      --      --          243,906                           243,906
Foreign Exchange Translation                                                                              56,251         56,251
Dividends paid February 29, 2004                                                     (496,629)                         (496,629)
                                                   ---------- ------- ---------- ----------------- ----------------- -------------
Balance March 31, 2004                                   100     $56      --         ($79,277)          $100,716        $21,495
                                                   ========== ======= ========== ================= ================= =============

The accompanying notes are an integral part of these financial statements

THE REALITY GROUP PTY LTD
STATEMENTS OF CASH FLOWS
In US Dollars                                    Nine Months ended  Year ended
                                                   31 March 2004   30 June 2003
                                                 ------------------------------
Operating activities:

Net profit from Operations                             $243,906        $165,618
                                                 ------------------------------
Adjustments to reconcile net (loss) to net cash
provided (used) by operating activities:
Depreciation                                             71,147          69,766
Gain on sale of assets                                                   (2,044)
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable                                      84,169          76,402
Other assets                                            (64,136)         (7,892)

Increase (decrease) in:
Accounts payable                                       (143,994)       (145,641)
Accured Expenses                                         48,372          63,558
Income Tax payable                                       34,848         (43,840)
Accrued Employee Benefits                                (5,707)         12,339
Accrued Profit Sharing                                  (53,210)         (2,909)
                                                 ------------------------------
Total adjustments                                       (28,511)         19,739
                                                 ------------------------------

                                                 ------------------------------
Net cash provided by operating activities               215,395         185,357
                                                 ------------------------------

Investing activities:
Purchase of equipment                                   (29,841)       (100,451)
Increase in related party loans                                         (26,416)
Sale of Assets                                               --          26,634
                                                 ------------------------------
Net cash (used) by investing activities                 (29,841)       (100,233)
                                                 ------------------------------

Financing activities:
Bank Overdraft                                          (35,965)         68,366
Payments on related party loans                         332,853
Payments on Capital Leases                              (25,891)        (52,355)
Dividend Paid                                          (496,629)       (103,353)
                                                 ------------------------------
Net each provided by financing activities              (225,632)        (87,342)
                                                 ------------------------------
Effect of exchange rate changes on cash                  43,429          14,609
                                                 ------------------------------

Net cash                                                  3,351          12,391

Cash and cash equivalents at beginning of period         27,906          15,515
Cash and cash equivalents at end of period              $31,257         $27,906
                                                 ==============================

Supplemental Disclosures of cash flow information:
Cash paid during periods for:
Interest                                                $11,282         $23,775
Income taxes
Non cash investing and finance activities:

Purchase of assets under capital lease financing             --        $130,998


The accompanying notes are an integral part of these financial statements

                             REALITY GROUP PTY LTD.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

Reality Group Pty Ltd., a Victoria, Australia corporation ("Reality"), was incorporated on February 10, 1994 and operates in Australia. Reality is a provider of integrated communication solutions, including direct marketing, internet advertising and sales promotion. Reality was formed as a result of the change in direction of marketing with the advent of the Internet and a need for more accountable, integrated advertising. Reality believes that it is a pioneer of integrated communication, with an emphasis on web based solutions and customer relationship management programs. References to the "Company," "we," "our," and "us" refer to Reality Group Pty Ltd.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A)  Management Estimates

     The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Certain amounts included in the financial statements are estimated based on currently available information and management's judgment as to the outcome of future conditions and circumstances. Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of financial statements and actual results could differ from the estimates and assumptions. Every effort is made to ensure the integrity of such estimates.

(B)  Property and Equipment

     Property, plant and equipment are carried at cost, including the cost of additions and improvements that materially extend assets lives. Maintenance and repairs are charged to operations as incurred. All assets are depreciated over their estimated useful lives using the diminishing value method.

(C)  Fair value of Financial Instruments

     The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair values because of the immediate or short-term maturity of these financial instruments.

(D)  Impairment of Long-Lived Assets:

     Long-lived assets held and used by Reality are reviewed for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the undiscounted future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The fair value of an asset is the amount at which the asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale. Quoted market prices in active markets are the best evidence of fair value and shall be used as the basis for the measurement, if available. If quoted market prices are not available, the estimate of fair value shall be based on the best information available in the circumstances. The estimate of fair value shall consider prices for similar assets and the results of valuation techniques to the extent available under the circumstances. Valuation techniques include the present value of estimated expected future cash flows using a discount rate commensurate with the risk involved, option-pricing models, matrix pricing and fundamental analysis.

(E)  Cash and Cash Equivalents:

     Reality considers all highly liquid investments with original maturities of ninety days or less to be cash equivalents. Such investments are valued at quoted market prices.

(F)  Receivables:

     Reality believes that the carrying amount of receivables approximates the fair value at such date.

(G)  Income Tax

     Current tax for the period is calculated on profit from ordinary activities adjusted for non assessable and non deductible items and is based on tax rates at the reporting date.

     Pursuant to SFAS No. 109 "Accounting for Income Taxes," income tax expense (or benefit) for the year is the sum of the deferred tax expense (or benefit) and income taxes currently payable (or refundable). Deferred tax expense (or benefit) is the change during the year in our deferred tax liabilities and assets. Deferred tax liabilities and assets are determined based on the differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

(H)  Leases

     Leases of fixed assets, where substantially all the risks and benefits incidental to the ownership of the asset, but not the legal ownership, are transferred to the company are classified as finance leases. Finance leases are capitalized, recording an asset and a liability equal to the present value of the minimum lease payments, including any guaranteed residual values. Leased assets are depreciated on a diminishing value basis over their estimated useful lives where it is likely that the Company will obtain ownership of the asset, or over the term of the lease. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.

     Lease payments for operating leases, where substantially all the risks and benefits remain with the lessor, are charged as expenses in the periods in which they are incurred.

(I)  Employee Benefits

     Provision is made for our liability for employee benefits arising from services rendered by employees to the balance sheet dates. Employee benefits expected to be settled within one year together with benefits arising from wages and salaries and annual leave which will be settled after one year, have been measured at the amounts expected to be paid when the liability is settled plus related on-costs.

     Contributions are made by us to an employee superannuation fund and are charged as expenses when incurred. Employee benefit expenses are included in Sales and Marketing and General and Administrative in the accompanying statements of operations and amounted to $99,298 and $125,274 for the periods ended March 31, 2004 and June 30, 2003, respectively.

(J)  Goods and Services Tax (GST)

     Revenues, expenses and assets are recognized net of the amount of GST, except where the amount of GST incurred is not recoverable from the Australian Taxation Office. In these circumstances the GST is recognized as part of the cost of acquisition of the asset or as part of an item of expense. Receivables and payables in the Statement of Financial Position are shown inclusive of GST.

(K)  Foreign Currency Translation

     Assets and liabilities of Reality are translated at current exchange rates and related revenues and expenses are translated at average exchange rates in affect during the period. Resulting translation adjustments are recorded as a component of accumulated comprehensive income (loss) in stockholders' equity.

(L)  Revenue Recognition

     Revenue from the rendering of a service is recognized upon the delivery of the services to customers.

     Interest revenue is recognized on a proportional basis taking into account the interest rates applicable to the financial assets.

     Other revenue is recognized when the right to receive the revenue has been established.

     In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition," which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provide guidance for disclosures related to revenue recognition policies. Management believes that Reality's revenue recognition practices are in conformity with the guidelines of SAB 101.

(M)  Risk Concentrations

     Financial instruments which potentially subject us to concentrations of credit risk consist principally of cash and trade accounts receivable. We place our cash and cash equivalents with high credit quality institutions to limit our credit exposure. We believe no significant concentration of credit risk exists with respect to these investments. We believe the risk is limited because our customers are large entities with a strong financial position.

     We generally do not require collateral for our financial instruments.

(N)  Earnings (Loss) per share calculation:

     Net Profit per share is based on the weighted average number of shares outstanding.

     Earnings (Loss) per common share is calculated under the provisions of SFAS No. 128, "Earnings per Share," which establishes standards for computing and presenting earnings per share. SFAS No. 128 requires us to report both basic earnings (loss) per share, which is based on the weighted-average number of common shares outstanding during the period, and diluted earnings (loss) per share, which is based on the weighted-average number of common shares outstanding plus all potential dilutive common shares outstanding. We have no potentially dilutive common shares outstanding.

(O)  New Authoritative Accounting Pronouncements:

     In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires a guarantor to recognize a liability, at the inception of the guarantee, for the fair value of obligations it has undertaken in issuing the guarantee and also include more detailed disclosures with respect to guarantees. FIN 45 is effective on a prospective basis for guarantees issued or modified starting January 1, 2003 and requires the additional disclosures in interim and annual financial statements effective for the period ended December 31, 2002. The Company's adoption of the initial recognition and measurement provisions of FIN 45 effective January 1, 2003 did not have a material impact on the Company's results of operations or financial position.

     In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. Historically, entities generally were not consolidated unless the entity was controlled through voting interests. FIN 46 also requires disclosures about variable interest entities that a company is not required to consolidate, but in which it has a significant variable interest. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date.

     On October 8, 2003, the FASB deferred the implementation date for FIN 46 as it relates to variable interest entities that existed prior to February 1, 2003 and in December 2003 the FASB issued a revised FIN 46. The revised effective date for the Company is the end of the first reporting period ending after March 15, 2004 (April 30, 2004 for the Company). However, the Company must apply either the revised or the original FIN 46 to so called special-purpose entities as of the end of the first reporting period ending after December 15, 2003 (January 31, 2004 for the Company). Certain disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The adoption of this standard is not expected to have a material impact on the Company's consolidated financial statement.

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"), which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133. SFAS 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149, effective July 1, 2003, did not have a material impact on the Company's results of operations or financial position.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"), which established standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company's adoption of the initial recognition and initial measurement provisions of SFAS 150, effective June 1, 2003, did not have a material impact on the Company's results of operations or financial position.

NOTE 3 - LEASES

The company is a party to a number of noncancelable lease agreements primarily involving office premises and computer equipment. Computer equipment leases are generally for 3 year periods and the lease of office premises is for a 4 year period ending April 2006. The office premises lease has a renewal option for an additional 3 year term.

The following is a schedule of future minimum payments under capital leases and operating leases and obligations under capital leases (present value of future minimum rentals) as of March 31, 2004.

     Periods January to December                Capital   Operating      Total
     unless otherwise stated
     ---------------------------------------------------------------------------
     April to December 2004                    $ 35,364   $ 125,212   $ 160,576
     2005                                        55,339     160,667     216,006
     2006                                        47,460      57,047     104,507
     2007                                        31,640       9,330      40,970
     2008                                        31,926       3,566      35,492
     2009                                            --          --          --
     2010 and thereafter                             --          --          --
                                              ----------------------------------
     Total minimum lease payments               201,729   $ 355,822   $ 557,551
                                                         =======================
     Less amount representing interest           24,167
                                              ----------
     Total obligations under capital leases     177,562
     Less current maturities of
     obligations under capital leases             3,809
                                              ----------
     Obligations under capital leases
     payable after one year                    $173,753
                                              ==========

Rent expense amounted to $87,643 and $95,820 for the periods ended March 31, 2004 and June 30, 2003, respectively.


NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment at March 31, 2004 and June 30 2003 consists of the following:

                                          Plant and                  Motor
                                          Equipment                Vehicles                Other
                             Plant and     Capital      Motor      Capital    Computer     Other
                             Equipment      Lease     Vehicles       Lease    Software   Equipment     Total
                            -----------------------------------------------------------------------------------
As of March 31, 2004
Cost                           $192,655      $28,181     $7,290     $206,167    $62,534     $80,246   $577,073
Accumulated Depreciation        (77,782)     (18,888)    (5,021)     (59,970)   (32,134)    (48,062)  (241,857)
                            -----------------------------------------------------------------------------------
Net                            $114,873       $9,293     $2,269     $146,197    $30,400     $32,184   $335,216
                            ===================================================================================

As of June 30, 2003
Cost                           $155,063      $25,160     $6,508     $184,061    $50,347     $66,012   $487,151
Accumulated Depreciation        (51,736)     (13,616)    (2,172)     (31,282)   (17,003)    (33,249)  (149,058)
                            -----------------------------------------------------------------------------------
Net                            $103,327      $11,544     $4,336     $152,779    $33,344     $32,763   $338,093
                            ===================================================================================

Estimated useful life          20 years      4 years   6-8 years    6-8 years   4 years    4-8 years


Depreciation expense (including amortization of capital lease assets) amounts to $71,147 and $69,766 for the periods ended March 31, 2004 and June 30, 2003, respectively.

NOTE 5 - BANK OVERDRAFT

The bank overdraft is secured by a registered equitable mortgage over the Company's assets and undertakings and director guarantees. The current interest rate is 11.25% per annum.


NOTE 6 - INCOME TAXES

The provision (benefit) for income taxes consisted of the following:


                                        Nine months ended     Year ended
                                          March 31, 2004     June 30, 2003
         Current:
            Federal tax expense                $111,617         $73,229
         Non-current:
            Federal tax expense                   1,157           2,539
                                      ----------------------------------
                                               $110,460         $75,768
                                      ==================================

The reconciliation of reported income tax expense to the amount of income tax expense that would result from applying domestic federal tax rates to pretax income is as follows:


Statutory federal income tax                   $106,310         $72,416
Other (non allowable deductions)                  4,150           3,352
                                      ----------------------------------
                                               $110,460         $75,768
                                      ==================================


The components of deferred tax assets and liabilities were as follows:


Deferred tax assets:
Employee benefit provision                      $13,050         $13,260
Depreciation                                      1,923          (4,958)
Other liabilities                                (1,419)          2,713

                                      ----------------------------------
                                               $13,554          $11,015
                                      ==================================


NOTE 7 - RELATED PARTY TRANSACTIONS

During the period advances of $51,969 ($34,753 in June 2003) were made to a director related entity. These advances were not subject to interest and are payable on demand.

Dividends of $496,630 were credited to director related stockholder entities. These amounts were non-interest bearing and are due for payment within the next 6 months.


NOTE 8 - SUBSEQUENT EVENTS

On April 30, 2004, ROO Group, Inc. purchased 80% of the issued and outstanding ordinary shares (the "Shares") of Reality Group Pty Ltd. from the shareholders of Reality. The consideration for the Shares was the issuance of an aggregate of eight million three hundred and sixty thousand (8,360,000) shares of common stock, par value $.0001 per share (approximately US$ 1,672,000), of ROO Group, Inc. to the Reality Shareholders, pro rata based on the Reality Shareholders' ownership interest in Reality. As additional consideration for the Shares, ROO Group, Inc. agreed to pay an aggregate of two hundred thousand Australian dollars (A$200,000) (approximately US$149,000) to the Reality Shareholders, to be divided proportionally to each Reality Shareholder based on the Reality Shareholder's current ownership percentage in Reality, on or before September 30, 2004.

(b)  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

     The following pro forma combined balance sheet as of March 31, 2004 and combined statement of operations for the year ended December 31, 2003 and the three months ended March 31, 2004 give effect to ROO Group, Inc. (the "Company") acquiring 80% of the outstanding stock of Reality Group Pty Ltd. ("Reality"). The effective date of acquisition is April 30, 2004.

     The pro forma information is based on the historical financial statements of the Company and Reality giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

     The pro forma balance sheet gives effect to the transactions as if they occurred on the balance sheet date. The pro forma statements of operations for the year ended December 31, 2003 and the three months ended March 31, 2004 give effect to these transactions as if they had occurred at the beginning of the period presented. The historical statement of operations of the Company will reflect the effect of these transactions from the date of acquisition onward.

     The pro forma combined statements have been prepared by the Company's management based upon the historical financial statements of the Company and Reality. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the date indicated or which may be obtained in the future.

                        PRO FORMA COMBINED BALANCE SHEET
                              AS AT MARCH 31, 2004
                            IN US DOLLARS (UNAUDITED)

                                                   ROO GROUP,                                             PRO FORMA
                                                       INC           REALITY             PRO FORMA        COMBINED
                                                  CONSOLIDATED                          ADJUSTMENTS        COMPANY
                                                  ------------------------------------------------------------------
ASSETS
Current Assets
    Cash and cash equivalents                          $14,325          $31,257                $ --          $45,582
    Accounts receivable                                  6,446          853,382                  --          859,828
    Other receivables                                       --           77,651                  --           77,651
                                                  ------------------------------------------------------------------
    Total Current Assets                                20,771          962,290                  --          983,061
Non-Current Assets
    Equipment net of accumulated depreciation           21,264          335,212                  --          356,476
    Deferred tax payable                                    --           13,554                  --           13,554
    Goodwill on consolidation                               --               --           1,795,582(1)     1,795,582
    Minority Interest                                       --               --               4,299(1)         4,299
                                                  ------------------------------------------------------------------
    Total Assets                                        42,035        1,311,056           1,799,881        3,152,972
                                                  ==================================================================

                          LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current Liabilities
    Bank Overdraft                                          --           49,911                  --           49,911
    Accounts payable                                   256,840          419,372                  --          676,212
    Notes payable other                                 64,089               --                  --           64,089
    Stockholders Loans payable                         551,983               --                  --          551,983
    Related party loans                                     --          248,768                  --          248,768
    Reality Stockholders'                                   --               --             149,376(1)       149,376
    Accrued expenses                                        --          264,658                  --          264,658
    Capital Leases                                          --           46,721                  --           46,721
    Income Tax Payable                                      --           85,793                  --           85,793
    Accrued Employee Benefits                               --           43,501                  --           43,501
    Other current liabilities                           69,540               --                  --           69,540
                                                  ------------------------------------------------------------------
    Total Current Liabilities                          942,452        1,158,724             149,376        2,250,552
Non-Current Liabilities
    Capital Leases                                          --          130,837                  --          130,837
                                                  ------------------------------------------------------------------
    Total Liabilities                                  942,452        1,289,561             149,376        2,381,389

Commitments and Contingencies

Stockholder's Equity (Deficit)
  Common Stock $.0001 par value: authorized:
  500,000,000 shares;
    Common stock issued                                 15,877               56                 780(1)        16,713
    Paid in capital                                    810,283               --           1,671,164(1)     2,481,447
    Retained (deficit) earnings                     (1,713,532)         (79,277)             79,277(1)    (1,713,532)
    Accummulated other comprehensive income            (13,045)         100,716            (100,716)(1)      (13,045)
                                                  ------------------------------------------------------------------
    Total Stockholders' Equity                        (900,417)          21,495           1,650,505          771,583
                                                  ------------------------------------------------------------------

                                                  ------------------------------------------------------------------
    Total Liabilities and Stockholders' Equity          42,035        1,311,056           1,799,881        3,152,972
                                                  ==================================================================

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     THREE MONTH PERIOD ENDED MARCH 31, 2004
                            IN US DOLLARS (UNAUDITED)

                                                                     PRO FORMA
                                    ROO GROUP, INC     REALITY        COMBINED
                                     CONSOLIDATED                     COMPANY
                                    -------------------------------------------

Revenue                                    $8,502     $1,110,143     $1,118,645
                                    -------------------------------------------

Expenses:

Operations                                     --        605,306        605,306
Research and Development                   62,630             --         62,630
Sales and Marketing                        52,503        157,526        210,029
General and Administrative                 89,683        230,452        320,135
                                    -------------------------------------------
Total Expenses                            204,816        993,284      1,198,100
                                    -------------------------------------------

Operating Income                         (196,314)       116,859        (79,455)
Other Income (Expense)
Non Cash Cost of Capital                 (433,747)            --       (433,747)
Interest Income                                45            445            490
Interest Expense - Related Party          (12,437)            --        (12,437)
Interest Expense - Other                   (4,952)       (11,548)       (16,500)
                                    -------------------------------------------
Total Other (Expense)                    (451,091)       (11,103)      (462,194)
                                    -------------------------------------------


Income before Income Taxes               (647,405)       105,756       (541,649)

Income Taxes                                   --         34,595         34,595
                                    -------------------------------------------
Income (Loss) before
  minority interests                    ($647,405)       $71,161       (576,244)
                                    ===============================

Minority Interest                                                        14,232

                                                                   ------------
Income (Loss)                                                        ($590,476)
                                                                   ============

Net (Loss) per common share                                                  --
                                                                   ============

Average common shares outstanding                                   166,403,355
                                                                   ============

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003
                            IN US DOLLARS (UNAUDITED)

                                                                     PRO FORMA
                                     ROO GROUP, INC    REALITY        COMBINED
                                      CONSOLIDATED                    COMPANY
                                     ------------------------------------------

Revenue                                  $145,252     $3,876,643     $4,021,895
                                     ------------------------------------------

Expenses:

Operations                                     --      2,274,317      2,274,317
Research and Development                  142,845             --        142,845
Sales and Marketing                       199,877        702,421        902,298
General and Administrative                318,950        656,997        975,947
                                     ------------------------------------------
Total Expenses                            661,672      3,633,735      4,295,407
                                     ------------------------------------------

Operating Income                         (516,420)       242,908       (273,512)
Other Income (Expense)
Interest Income                                29          1,307          1,336
Interest Expense - Related Party          (62,422)            --        (62,422)
Interest Expense - Other                       --        (14,325)       (14,325)
Gain on Sale of Assets                         --          2,279          2,279
                                     ------------------------------------------
Total Other (Expense)                     (62,393)       (10,739)       (73,132)
                                     ------------------------------------------


Income before Income Taxes               (578,813)       232,169       (346,644)

Income Taxes                                   --         72,213         72,213
                                     ------------------------------------------
Income (Loss) before
  minority interests                    ($578,813)      $159,956       (418,857)
                                     ============================

Minority Interest                                                        31,991

                                                                 ---------------
Income (Loss)                                                         ($450,848)
                                                                 ===============

Net (Loss) per common share                                                  --
                                                                 ===============

Average common shares outstanding                                   166,029,130
                                                                 ===============

                                 ROO GROUP, INC.
              NOTES TO PRO FORMA FINANCIAL INFORMATION (UNAUDITED)


(1) Adjustment to reflect the elimination of the stockholders' equity of Reality against the issuance of 8,360,000 shares of common stock of ROO Group, Inc. and the establishment of the Company's obligation to pay US$149,376 to the shareholders of Reality, on a pro rata basis, as consideration for 80% of all the outstanding issued and ordinary shares of Reality.

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                                ROO GROUP, INC.



                                                By: /s/ Robert Petty
                                                    --------------------
                                                    Robert Petty, CEO

July 14, 2004